EXHIBIT 32.1

CERTIFICATION OF THE CEO OF MAJESCO ENTERTAINMENT COMPANY PURSUANT
TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Majesco Entertainment Company (the "Company") on Form 10-Q for the period ending April 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carl Yankowski, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Carl Yankowski
Name: Carl Yankowski
Title: Chief Executive Officer

Date: June 14, 2005